UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — September 22, 2023

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	ENV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2023, Envestnet, Inc. (the “Company”) announced that Peter D'Arrigo will be stepping down as Chief Financial Officer effective November 15, 2023. After November 15, 2023, Mr D’Arrigo will serve as a senior advisor to the Company’s Chief Executive Officer through March 31, 2024. Mr. D’Arrigo has served as Chief Financial Officer of the Company since 2008.

Joshua B. Warren will be joining Envestnet, Inc. as a senior advisor to the Company's Chief Executive Officer on or before October 9, 2023 and will become the Company's Chief Financial Officer effective November 15, 2023. Mr. Warren served most recently as Managing Director and Global Head of Business Strategy for iShares and Index Investments for BlackRock and previously held senior positions at Barclays, Foros Group, a boutique financial and M&A advisory firm, the Office of Financial Institutions in the United States Department of the Treasury and the law firm Skadden, Arps, Slate, Meagher & Flom LLP.

Warren Executive Agreement — On September 23, 2023, the Company and Envestnet Financial Technologies, Inc. entered into an executive agreement (the “Executive Agreement”) with Mr. Warren.

The Executive Agreement has a three-year term beginning on September 22, 2023, with an automatic one-year renewal unless either party provides advance written notice of non-renewal and contemplates a start date on or before October 9, 2023. Pursuant to the Executive Agreement, Mr. Warren will receive an annual base salary of $425,000, subject to annual review. Mr. Warren will also be eligible for annual discretionary cash bonuses with a target amount and applicable performance goals determined by the Company’s Compensation Committee each year; provided, that during the term of the Executive Agreement, the target amount will be 90% of base salary; provided, further, that the cash bonus paid for the remaining period for 2023 will be $94,315. Mr. Warren must remain employed through the last day of the calendar year in order to receive the annual bonus for such year. Mr. Warren is also eligible for annual grants of long-term equity-linked incentive awards with the amounts and applicable performance goals determined by the Company’s Compensation Committee each year.

In consideration of Mr. Warren’s entering into his Executive Agreement, and subject to Compensation Committee approval, Mr. Warren will receive an award grant in February of 2024 with a value equal to $700,000 in restricted stock units (“RSUs”), and $900,000 in performance-based stock units (“PSUs”), with the number of RSUs and PSUs determined by dividing such dollar amount by the closing price of one share of stock of Envestnet, Inc. on the date of approval by the Company’s Compensation Committee. Mr. Warren is also eligible to receive a cash signing bonus of $500,000, subject to certain conditions.

Subject to the signing of a release and compliance with the terms of the Executive Agreement, in the event of a termination of Mr. Warren employment either without “cause” (as defined in the Executive Agreement) or for “good reason” (as defined in the Executive Agreement), Mr. Warren will be entitled to (i) “severance pay” equal to two (2) multiplied by the sum of his (a) base salary plus (b) an amount equal to the average of his most recent two annual bonuses (paid in equal installments on regular payment dates over two (2) years), (ii) a “pro-rata bonus for year of termination” equal to the average of his most recent two annual bonuses multiplied by a fraction, the numerator of which equals the number of days during the calendar year prior to the termination date and the denominator of which equals 365 (paid on the sixty-day anniversary of the termination date), and (iii) a “health care continuation” lump sum cash payment equal to the applicable percentage of the monthly COBRA coverage in connection with his termination multiplied by eighteen months (with the applicable percentage equal to the percentage of the Executive’s health care premium costs covered by the Company as of the termination date) (paid on the sixty-day anniversary of the termination date).

Under the terms of the Executive Agreement, Mr. Warren is subject to an ongoing confidentiality obligation, a 24-month non-competition covenant, a 24-month non-solicitation of employees of the Company covenant (including former employees or consultants within the 12-month period prior to Mr. Warren’s termination date), and a 24-month non-solicitation of customers of the Company covenant (including prospective customers within the 12-month period prior to Mr. Warren’s termination date).

In the event that any payments made contingent upon a change in control of the Company would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, then the amount of payments pursuant to the Executive Agreement would be reduced to the maximum amount that will cause the total amounts of the payment not to be subject to the excise tax, but only if the amount of such payments, after such reduction and after payment of all applicable taxes on the reduced amount, is equal to or greater than the amount of such payments Mr. Warren would otherwise be entitled to retain without such a reduction after the payment of all applicable taxes, including the excise tax.

Mr. Warren will be subject to the Company’s clawback policy, as amended from time to time Such policy would control over any inconsistent provision of the Executive Agreement and be binding on Mr. Warren.

The foregoing description of the Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

D’Arrigo Separation Agreement — In connection with Mr. D’Arrigo’s separation from the Company, Mr. D’Arrigo entered into a severance agreement and general release (the “Severance Agreement”) with the Company. The Severance Agreement provides that Mr. D’Arrigo will continue to serve as the Company’s Chief Financial Officer until November 15, 2023 and thereafter will serve as a senior advisor to the Company’s Chief Executive Officer through March 31, 2024. The Severance Agreement also sets forth the payments to which Mr. D’Arrigo is entitled under his executive agreement, dated May 12, 2016. These payments include (i) $1,625,000 payable in equal installments on the Company’s regular payroll dates over a period of twenty-four (24) months beginning on the January 1, 2024, (ii) $31,622 in health premium payments, (iii) a lump sum payment equal to $450,000, representing Mr. D’Arrigo’s 2023 non-equity incentive compensation and (iv) a lump sum payment of $89,384, representing a pro rated portion of Mr. D’Arrigo’s 2024 bonus (based on the average of his 2022 and 2023 bonuses). In addition, Mr. D’Arrigo will retain all rights following his separation with respect to performance service units PSU awards that have not vested or otherwise been forfeited prior to his separation in accordance with the terms of such awards. The Severance Agreement contains other customary terms and conditions. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Agreement, dated September 23, 2023, by and between Josh Warren and Envestnet, Inc.
10.2	Severance Agreement, dated September 23, 2023, by and between Peter H. D’Arrigo and Envestnet, Inc.
99.1	Press Release issued by Envestnet, Inc., dated September 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

	By:	/s/ Shelly O’Brien
	Name:	Shelly O’Brien
	Title:	Chief Legal Officer, General Counsel and
Corporate Secretary

Date: September 25, 2023

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